FUNDING AGREEMENT

Funding Agreement (the “Agreement”), dated as of September 29, 2006, among The Bank of New York, a New York banking corporation with its principal corporate trust office at 101 Barclay Street, 8th Floor West, New York, New York 10286, as Collateral Agent under the Loan Agreement (defined below) (the “Collateral Agent”), Palm Beach Multi-Strategy Fund, L.P., a Delaware limited partnership, with its principal office at 3601 PGA Blvd., Suite 301, Palm Beach Gardens Florida 33410 (the “Lender”); Nice Cars Funding LLC, Delaware limited liability company with its principal office at 100 Crescent Court, 7th Floor, Dallas, Texas 75201 (the “Borrower”) and Manchester, Inc., a Nevada corporation, with its principal office at 100 Crescent Court, 7th Floor, Dallas, Texas 75201 (the “Guarantor”).

WHEREAS, Lender, Collateral Agent and Borrower have entered into that certain Loan and Security Agreement (the “Loan Agreement”) dated September 28, 2006, between Borrower and Lender, and the Collection Account (as defined in the Loan Agreement) has been established in the name of Lender with Collateral Agent.

WHEREAS, pursuant to the Loan Agreement, certain conditions precedent are required to be satisfied prior to Borrower becoming entitled to request an advance thereunder from Lender. In this Agreement, the term “Conditions” shall mean all of the conditions precedent to the obligations of Lender under the Loan Agreement and every other Loan Document (as defined in the Loan Agreement).

WHEREAS, Guarantor has entered into that certain Guaranty dated September 28, 2006 (the “Guaranty”) made by the Guarantor and others in favor of Lender, whereby the Guarantor has guaranteed the obligations of Borrower to Lender under the Loan Agreement and the other Loan Documents.

WHEREAS, as of the date hereof, not all of the Conditions have been satisfied, and Lender, at the request of Borrower and Guarantor, is willing to make an advance under the Loan Agreement into the Collection Account (as defined in the Loan Agreement) on the terms, and subject to the conditions, of this Agreement.

NOW, THEREFORE, it is agreed as follows:

Section 1.1  Deposit into Collection Account.

(a)  On the date hereof (the “Funding Date”), conditional upon Guarantor having wired an amount equal to $1,801,250 to the Collection Account, Lender shall wire an amount equal to $54,000,000 (such amount advanced by Lender, the “Advanced Funds”) to the Collection Account, to be held therein by Collateral Agent on the terms of this Agreement. Collateral Agent shall invest the funds in the Collection Account in Eligible Investments (as defined in the Loan Agreement) in accordance with Section 2.14 of the Loan Agreement, provided that any interest or other earnings on funds earned in the Collection Account shall be retained in the Collection Account until distributed in accordance with this Agreement.

(b)  Except as otherwise provided in this Agreement, and subject to Section 2, below, the Advanced Funds shall be treated as a Loan made by Lender to Borrower under the Loan Agreement on the Funding Date, and shall bear interest from the Funding Date at the rate specified in the Loan Agreement.

Section 2.1  Disbursements.

(a)  Upon receipt of a written instruction executed by Lender (a “Disbursement Notice”), Collateral Agent shall disburse funds on deposit in the Collection Account to such person or persons, and in such amounts, as may be specified in the Disbursement Notice. Collateral Agent shall not accept instructions from Borrower, Manchester, or any other person with respect to disbursement of funds from, or any other matter regarding, the Collection Account.

(b)  Lender agrees with Borrower that, if all of the Conditions are satisfied to the satisfaction of Lender in its sole discretion by noon, Dallas, Texas time on October 6, 2006, Lender will deliver a Disbursement Notice to Collateral Agent instructing Collateral Agent to disburse all funds on deposit in the Collection Account in the following order of priority: first, to Lender, an amount equal to (i) all interest due on the Loan pursuant to the Loan Agreement for the period from the Funding Date until the date of such disbursement and (ii) an amount equal to all fees, expenses and any other amounts payable to Lender or Collateral Agent under the Loan Agreement and any other Loan Documents (the “Borrower Expenses”) as of such date; and second, to Borrower (or to such other person specified in the Disbursement Notice), the balance of funds on deposit in the Collection Account.

(c)  If all of the Conditions are not satisfied to the satisfaction of Lender in its sole discretion by noon, Dallas, Texas time on October 6, 2006, Lender and Borrower agree that, notwithstanding any other provision of the Loan Agreement, Lender may declare an Event of Default (as defined in the Loan Agreement) to have occurred and the Loan, all interest accrued thereon and all Borrower Expenses to be immediately repayable, and in such circumstances Lender may deliver a Disbursement Notice to Collateral Agent instructing Collateral Agent to disburse all funds on deposit in the Collection Account to Lender, which Lender will apply in accordance with Section 2.9 of the Loan Agreement, except that the Borrower Expenses shall first be paid. In the event that such funds are insufficient to pay or repay (as the case may be) the Loan, all interest accrued thereon and all Borrower Expenses (the amount of such insufficiency, a “Shortfall”), Borrower shall be liable to pay the amount of such Shortfall to Lender, which shall be due and payable immediately.

(d)  The parties hereto agree that, until all funds have been disbursed from the Collection Account pursuant to a Disbursement Notice, no payments shall be made from the Collection Account pursuant to Section 2.11 of the Loan Agreement, or otherwise.

(e)  The Guarantor hereby irrevocably, absolutely and unconditionally guarantees the payment by Borrower of any Shortfall on the terms of the Guaranty (and, for the avoidance of doubt, such Shortfall shall be a “Guaranteed Obligation” for the purposes of the Guaranty), provided that the limitation on the Guarantor’s liability in Section 2(f) of the Guaranty shall not apply to the Guarantor’s obligations with respect to the Shortfall.

Section 3.1  Notices. Any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, telegram, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on Schedule A to the Loan Agreement, or at such other address as such party shall have specified to the other party hereto in writing.

Section 3.2  Assignment. No Related Party shall assign its rights or duties hereunder without the consent of Lender.

Section 3.3  Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which taken together shall constitute but one and the same instrument.

Section 3.4  GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED A CONTRACT AND INSTRUMENT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND THE LAWS OF THE UNITED STATES OF AMERICA. EACH PARTY HERETO HEREBY AGREES THAT ANY LEGAL ACTION OR PROCEEDING AGAINST IT WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AS LENDER MAY ELECT, AND, BY EXECUTION AND DELIVERY HEREOF, EACH PARTY HERETO ACCEPTS AND CONSENTS FOR ITSELF AND IN RESPECT TO ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HERETO AGREES THAT SECTIONS 5-1401 AND 5.1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK SHALL APPLY TO THIS AGREEMENT AND WAIVES ANY RIGHT TO STAY OR TO DISMISS ANY ACTION OR PROCEEDING BROUGHT BEFORE SAID COURTS ON THE BASIS OF FORUM NON CONVENIENS.

Section 3.5  Waiver of Jury Trial. EACH PARTY HERETO WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first set forth above.

PALM BEACH MULTI-STRATEGY FUND, LP

BY: PALM BEACH LINKS CAPITAL, LP, its general partner

BY: PBL HOLDINGS, LLC, its general partner

By:	B. Scott Olson
Managing Director

By:	Thomas L. Gervais
Managing Director

NICE CARS FUNDING LLC

By:	Nice Cars Acceptance AcquisitionCo., Inc., its Member

By:	/s/ Richard Gaines

Name: Richard Gaines
Title: President

MANCHESTER INC. :

By:	/s/ Richard Gaines

Name: Richard Gaines
Title: Secretary